UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 16, 2018

Date of report (date of earliest event reported)

Surgery Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37576	47-3620923
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee  37027

(Address of principal executive offices) (Zip Code)

(615) 234-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of Surgery Partners, Inc. (the “Company”) approved a grant to Wayne DeVeydt, the Company’s Chief Executive Officer, of a stock-settled stock appreciation right award (the “SAR Award”) in respect of 200,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), pursuant to the Surgery Partners, Inc. 2015 Omnibus Incentive Plan and the award agreement under which the SAR Award was granted.  On the same date, the Committee canceled a portion of the non-qualified stock option award granted to Mr. DeVeydt on January 4, 2018, representing 200,000 shares of Common Stock. The SAR Award has a base price of $12.90, which is equal to the exercise price of the canceled stock option, and will otherwise track the terms of the canceled option.  Fifty percent of the SAR Award will vest in five equal annual installments on each of the first five anniversaries of Mr. DeVeydt’s employment commencement date of January 4, 2018 (the “time condition”), generally subject to continued employment on each vesting date. Twenty-five percent of the SAR Award will vest based on satisfaction of the time condition and the achievement by the Company of an average closing price of a share of Common Stock on the NASDAQ Stock Market of $25.00 over a period of 60 consecutive trading days, and twenty-five percent of the SAR Award will vest based on satisfaction of the time condition and the achievement by the Company of an average closing price of a share of Common Stock on the NASDAQ Stock Market of $35.00 over a period of 60 consecutive trading days, in each case, generally subject to continued employment on each vesting date. The time condition of the SAR Award will automatically become satisfied upon a termination of Mr. DeVeydt’s employment by the Company without “Cause” or resignation by Mr. DeVeydt for “Good Reason” (as such terms are defined in Mr. DeVeydt’s employment agreement with the Company), in either case within 90 days prior to and 18 months following a change in control.  Pursuant to Mr. DeVeydt’s employment agreement with the Company, the time condition of the SAR Award will automatically become satisfied upon a change of control if the award is not assumed, continued, or substituted for a new award by an acquiror or survivor (or, in either case, an affiliate thereof).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Stock-Settled Stock Appreciation Right Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

By:	/s/ Jennifer Baldock
Jennifer Baldock Senior Vice President, General Counsel

Date:  December 20, 2018

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